Exhibit 99.1

Azenta Life Sciences Reports Results of Third Quarter of Fiscal 2022, Ended June 30, 2022

CHELMSFORD, Mass., August 9, 2022 (PR Newswire) -- Azenta, Inc. (Nasdaq: AZTA) today reported financial results for the third quarter ended June 30, 2022.

	Quarter Ended
Dollars in millions, except per share data	June 30,	March 31,	June 30,	Change
	2022	2022	2021	Prior Qtr.	Prior Yr.
Revenue from Continuing Operations	$133	$146	$129	(9)%	3%
Life Sciences Products	$47	$54	$49	(12)%	(3)%
Life Sciences Services	$85	$92	$80	(7)%	6%

Diluted EPS Continuing Operations	$(0.09)	$(0.02)	$(0.02)	nm	nm
Diluted EPS Total	$(0.13)	$28.28	$0.53	nm	nm

Non-GAAP Diluted EPS Continuing Operations	$0.12	$0.12	$0.10	0%	14%
Adjusted EBITDA Continuing Operations	$14	$19	$19	(29)%	(26)%

Management Comments

“We delivered 6% organic growth year-over-year driven by continued momentum in our storage services and automated ultra-cold storage systems. Despite this, our overall results came in below expectations reflecting lower revenue from consumables and genomics,” stated Steve Schwartz, President and CEO. “While these challenges exist over the near-term, we remain confident in the long-term growth and profitability of the business and are focused on delivering the value of Azenta to our customers.”

Summary of Q3 GAAP Results

●	Revenue from continuing operations was $133 million, up 3% year over year and down 9% sequentially. Year-over-year organic growth was 6%, which excludes a 3 percentage point headwind from foreign exchange.
●	Revenue from Life Sciences Products declined 3% year over year driven by lower consumables and instruments revenue partially offset by double-digit growth across large automated stores, cryogenic systems and infrastructure services. Excluding the impact of foreign exchange, the Products segment provided 2% organic growth year over year. On a sequential basis, revenue was down 12%.

●	Life Sciences Services revenue was up 6% year over year, with 19% growth in Sample Repository Solutions driven by growth in storage. Genomics services revenue, which was up 1%, was the result of lower synthesis and Sanger sequencing revenue, partially offset by an increase in next generation sequencing and preclinical & clinical services. Excluding the impact of foreign exchange, the Services segment provided 8% organic growth year over year. On a sequential basis, Services revenue was down 7%.
●	Operating loss was $5.1 million, compared to an operating loss of $4.7 million in the prior quarter. Gross margin was 44.9%, down 380 basis points sequentially while operating expense was $65 million, down from $76 million in the second quarter.
●	Other income included approximately $5 million of net interest income, up $3 million sequentially.
●	Tax expense for the quarter was $7 million.
●	Diluted EPS from continuing operations was ($0.09) per share. Total diluted EPS of ($0.13) includes ($0.03) of diluted EPS from discontinued operations. Discontinued operations include legal expenses and a true-up on the gain on the sale of the Semiconductor Automation business.

Summary of Q3 Non-GAAP Earnings for Continuing Operations
The Continuing Operations view shown on a non-GAAP basis provides additional performance information by excluding the impact of M&A costs, amortization, restructuring, purchase price accounting, certain tax impacts, and special charges or gains, such as impairment losses.

●	As referenced above, revenue in the third quarter was $133 million, up 3% year over year.
●	Operating income was $4 million and operating margin was 3.4%, down 530 basis points year over year and down 330 basis points sequentially. Gross margin of 46.3% was lower by 370 basis points year over year and down 330 basis points sequentially. Operating expense in the quarter was $57 million, down $6 million compared to Q2 2022 and up $4 million year over year.
●	Adjusted EBITDA, which excludes stock-based compensation, was $14 million and Adjusted EBITDA margin was 10.4%, down 290 basis points from the previous quarter and down 410 basis points year over year.
●	Diluted EPS for the third quarter was $0.12, flat sequentially and up $0.01 versus one year ago.

Cash and Liquidity

●	The Company ended the third fiscal quarter of 2022 with a total balance of cash, cash equivalents, restricted cash and marketable securities of $2.5 billion. In the quarter, the company paid taxes of approximately $424 million related to the gain on the sale of the Semiconductor Automation business which was sold on February 1, 2022.

Subsequent Events

●	On July 1st, the Company completed the acquisition of Barkey Holding GmbH and its subsidiaries, a leading provider of controlled rate thawing devices for customers in the medical, biotech, and pharmaceutical industries for approximately €80 million in cash.
●	On August 8th, the Company announced it entered into a definitive agreement to acquire B Medical Systems S.a.r.l (“B Medical”), a global leader in temperature-controlled storage and transportation solutions. The total cash due at closing will be approximately €410 million. The transaction is expected to close in October 2022.

Guidance for Continuing Operations for Fourth Quarter Fiscal 2022

The Company announced revenue and earnings guidance for continuing operations for the fourth quarter of fiscal 2022. Revenue is expected to be in the range of $131 million to $141 million and non-GAAP diluted earnings per share is expected to be in the range of $0.04 to $0.12. GAAP diluted earnings per share from continuing operations is expected to be in the range of ($0.11) to ($0.03).

Conference Call and Webcast

Azenta management will webcast its third quarter earnings conference call today at 4:30 p.m. Eastern Time. During the call, Company management will respond to questions concerning, but not limited to, the Company's financial performance, business conditions and industry outlook. The conference call will be extended to accommodate time for a review of third quarter results, highlights of the acquisition of B Medical Systems, and a Q&A session. Management's responses could contain information that has not been previously disclosed.

The call will be broadcast live over the Internet and, together with presentation materials referenced on the call, will be hosted at the Investor Relations section of Azenta's website at https://investors.azenta.com/events, and will be archived online on this website for convenient on-demand replay. In addition, you may call 800-954-0586 (US & Canada only) or +1-212-231-2901 for international callers to listen to the live webcast.

Regulation G – Use of Non-GAAP financial Measures

The Company supplements its GAAP financial measures with certain non-GAAP financial measures to provide investors a better perspective on the results of business operations, which the Company believes is more comparable to the similar analyses provided by its peers. These measures are not presented in accordance with, nor are they a substitute for, U.S. generally accepted accounting principles, or GAAP. These measures should always be considered in conjunction with appropriate GAAP measures. A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures is included at the end of this release following the consolidated balance sheets, statements of operations and statements of cash flows.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Azenta’s financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. Other forward-looking statements include but are not limited to statements about our revenue and earnings expectations, our ability to increase our profitability, our ability to improve or retain our market position, our ability to deliver financial success in the future, the expected timing of the completion of our acquisition of B Medical, and our ability to invest the cash proceeds from the sale of our semiconductor automation business. Factors that could cause results to differ from our expectations include the following:

the impact of the COVID-19 global pandemic on the markets we serve, including our supply chain, and on the global economy generally, the volatility of the life sciences industries the Company serves; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; the timing and effectiveness of cost reduction and cost control measures; price competition; disputes concerning intellectual property; uncertainties in global political and economic conditions, and other factors and other risks, including those that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result, we can provide no assurance that our future results will not be materially different from those projected. Azenta expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based. Azenta undertakes no obligation to update the information contained in this press release.

About Azenta Life Sciences
Azenta, Inc. (Nasdaq: AZTA) is a leading provider of life sciences solutions worldwide, enabling impactful breakthroughs and therapies to market faster. Azenta provides a full suite of reliable cold-chain sample management solutions and genomic services across areas such as drug development, clinical research and advanced cell therapies for the industry's top pharmaceutical, biotech, academic and healthcare institutions globally. As of December 1st, the company changed its name and ticker to Azenta, Inc. (Nasdaq: AZTA) from Brooks Automation, Inc, (Nasdaq: BRKS).

Azenta is headquartered in Chelmsford, MA, with operations in North America, Europe and Asia. For more information, please visit www.azenta.com.

AZENTA INVESTOR CONTACTS:
Sara Silverman

Head of Investor Relations

978.262.2635

ir@azenta.com

Sherry Dinsmore

978.262.2400

sherry.dinsmore@azenta.com

AZENTA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
	2022		2021	2022	2021

Revenue
Products		$42,688	$44,169	$138,006	$131,864
Services		90,047	84,918	279,925	244,900
Total revenue		132,735	129,087	417,931	376,764
Cost of revenue
Products		24,090	23,603	73,565	69,183
Services		49,045	43,053	146,897	129,915
Total cost of revenue		73,135	66,656	220,462	199,098
Gross profit		59,600	62,431	197,469	177,666
Operating expenses
Research and development		6,515	5,489	19,895	15,813
Selling, general and administrative		58,133	57,825	187,361	171,648
Restructuring charges		25	—	319	53
Total operating expenses		64,673	63,314	207,575	187,514
Operating loss		(5,073)	(883)	(10,106)	(9,847)
Interest income		6,822	409	9,933	503
Interest expense		(2,101)	(477)	(4,111)	(1,485)
Loss on extinguishment of debt		—	—	(632)	—
Other income (expenses), net		630	(1,651)	(1,617)	(263)
Income (loss) before income taxes		278	(2,602)	(6,533)	(11,092)
Income tax provision (benefit)		7,293	(760)	(560)	(4,620)
Loss from continuing operations		(7,015)	(1,842)	(5,973)	(6,472)
(Loss) income from discontinued operations, net of tax		$(2,555)	$41,008	$2,159,597	$95,414
Net (loss) income		(9,570)	39,166	2,153,624	88,942
Basic net (loss) income per share:	$
Loss from continuing operations		$(0.09)	$(0.02)	$(0.08)	$(0.09)
(Loss) income from discontinued operations, net of tax		$(0.03)	$0.55	$28.84	$1.29
Basic net (loss) income per share		(0.13)	0.53	28.76	1.20
Diluted net (loss) income per share:
Loss from continuing operations		$(0.09)	$(0.02)	$(0.08)	$(0.09)
(Loss) income from discontinued operations, net of tax		$(0.03)	$0.55	$28.84	$1.29
Diluted net (loss) income per share		(0.13)	0.53	28.76	1.20
Weighted average shares used in computing net income per share:
Basic		74,989	74,296	74,879	74,195
Diluted		74,989	74,296	74,879	74,195

AZENTA, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except share and per share data)

	June 30,	September 30,
	2022	2021

Assets
Current assets
Cash and cash equivalents	$1,474,189	$227,427
Marketable securities	709,063	81
Accounts receivable, net	150,274	119,877
Inventories	81,213	60,398
Prepaid expenses and other current assets	160,557	58,198
Current assets held for sale	—	311,385
Total current assets	2,575,296	777,366
Property, plant and equipment, net	154,596	130,719
Long-term marketable securities	312,027	3,598
Long-term deferred tax assets	1,926	10,043
Goodwill	464,885	469,356
Intangible assets, net	160,691	186,534
Other assets	53,296	58,068
Non-current assets held for sale	—	183,828
Total assets	$3,722,717	$1,819,512
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$34,576	$42,360
Deferred revenue	33,132	25,724
Accrued warranty and retrofit costs	2,524	2,330
Accrued compensation and benefits	44,279	33,183
Accrued restructuring costs	169	304
Accrued income taxes payable	7,095	8,711
Accrued expenses and other current liabilities	72,881	103,537
Current liabilities held for sale	271	128,939
Total current liabilities	194,927	345,088
Long-term debt	—	49,677
Long-term tax reserves	1,681	1,973
Long-term deferred tax liabilities	44,286	13,030
Long-term pension liabilities	698	705
Long-term operating lease liabilities	46,719	45,088
Other long-term liabilities	6,620	6,173
Non-current liabilities held for sale	—	32,444
Total liabilities	294,931	494,178
Commitments and contingencies
Stockholders' Equity
Preferred stock, $0.01 par value - 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value - 125,000,000 shares authorized, 88,451,223 shares issued and 74,989,354 shares outstanding at June 30, 2022, 87,808,922 shares issued and 74,347,053 shares outstanding at September 30, 2021	885	878
Additional paid-in capital	1,990,281	1,976,112
Accumulated other comprehensive income	(38,493)	19,351
Treasury stock at cost - 13,461,869 shares	(200,956)	(200,956)
Retained earnings (accumulated deficit)	1,676,069	(470,051)
Total stockholders' equity	3,427,786	1,325,334
Total liabilities and stockholders' equity	$3,722,717	$1,819,512

AZENTA, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands, except share and per share data)

	Nine Months Ended
	June 30,
	2022	2021
Cash flows from operating activities
Net income	$2,153,624	$88,942
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,813	48,684
Stock-based compensation	10,715	20,277
Amortization of deferred financing costs and unrealized gains/losses on investments	(7,048)	169
Deferred income taxes	24,207	(10,293)
Loss on extinguishment of debt	632	—
(Gain) loss on disposals of property, plant and equipment	(100)	—
Gain on divestiture, net of tax	(2,128,761)	225
Adjustment to the gain on divestiture of semiconductor cryogenics business, net of tax	—	948
Fees paid stemming from divestiture	(52,461)	—
Taxes paid stemming from divestiture	(431,600)	—
Changes in operating assets and liabilities, net of acquisitions and divestiture:
Accounts receivable	(16,298)	(40,286)
Inventories	(61,345)	(32,532)
Prepaid expenses and other assets	(61,692)	4,000
Accounts payable	(8,320)	23,327
Deferred revenue	8,580	(1,564)
Accrued warranty and retrofit costs	(28)	(286)
Accrued compensation and tax withholdings	13,835	(338)
Accrued restructuring costs	(126)	(153)
Accrued expenses and other liabilities	41,693	21,626
Net cash (used in) provided by operating activities	$(475,680)	$122,745
Cash flows from investing activities
Purchases of property, plant and equipment	(59,730)	(34,606)
Purchases of technology intangibles	(4,000)	—
Purchases of marketable securities	(1,525,993)	(100)
Sales and maturities of marketable securities	503,505	50
Proceeds from divestiture, net of cash transferred	2,926,286	—
Acquisitions, net of cash acquired	—	(94,178)
Net cash provided by (used in) investing activities	$1,840,068	$(128,834)
Cash flows from financing activities
Proceeds from issuance of common stock	3,461	2,583
Principal payments on debt	(49,725)	(828)
Payments of finance leases	(355)	(915)
Payment for contingent consideration related to acquisition	(10,400)	—
Common stock dividends paid	(7,494)	(22,288)
Net cash used in financing activities	$(64,513)	$(21,448)
Effects of exchange rate changes on cash and cash equivalents	(98,972)	7,582
Net increase (decrease) in cash, cash equivalents and restricted cash	1,200,903	(19,955)
Cash, cash equivalents and restricted cash, beginning of period	285,333	257,526
Cash, cash equivalents and restricted cash, end of period	$1,486,236	$237,571

	June 30,	September 30,
	2022	2021
Cash and cash equivalents of continuing operations	$1,474,189	$227,427
Cash and cash equivalents included in assets held for sale	—	45,000
Short-term restricted cash included in prepaid expenses and other current assets	11,564	7,145
Long-term restricted cash included in other assets	483	5,761
Total cash, cash equivalents and restricted cash shown in the consolidated statements of cash flows	$1,486,236	$285,333

Notes on Non-GAAP Financial Measures

Non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management adjusts the GAAP results for the impact of amortization of intangible assets, restructuring charges, purchase price accounting adjustments and charges related to M&A to provide investors better perspective on the results of operations which the Company believes is more comparable to the similar analysis provided by its peers.  Management also excludes special charges and gains, such as impairment losses, gains and losses from the sale of assets, certain tax benefits and charges, as well as other gains and charges that are not representative of the normal operations of the business. Management strongly encourages investors to review our financial statements and publicly filed reports in their entirety and not rely on any single measure.

	Quarter Ended
	June 30, 2022		March 31, 2022		June 30, 2021
		per diluted		per diluted		per diluted
Dollars in thousands, except per share data	$	share	$	share	$	share
Net loss from continuing operations	$(7,015)	$(0.09)	$(1,816)	$(0.02)	$(1,842)	$(0.02)
Adjustments:
Amortization of intangible assets	7,557	0.10	7,887	0.11	9,570	0.13
Restructuring charges	23	0.00	122	0.00	—	—
Tariff adjustment	—	—	(486)	(0.01)	(83)	(0.00)
Merger and acquisition costs	1,662	0.02	5,589	0.07	2,526	0.03
Rebranding and transformation costs	289	0.00	1,297	0.02	—	—
Loss on extinguishment of debt	—	—	632	0.01	—	—
Tax adjustments (1)	8,417	0.11	(900)	(0.01)	682	0.01
Tax effect of adjustments	(2,143)	(0.03)	(3,580)	(0.05)	(3,191)	(0.04)
Non-GAAP adjusted net income from continuing operations	$8,790	$0.12	$8,745	$0.12	$7,662	$0.10
Stock based compensation, pre-tax	3,485	0.05	5,549	0.07	4,344	0.06
Tax rate	15%	—	15%	—	15%	—
Stock-based compensation, net of tax	2,962	0.04	4,717	0.06	3,692	0.05
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$11,752	$0.16	$13,462	$0.18	$11,354	$0.15

Shares used in computing non-GAAP diluted net income per share	—	74,989	—	74,958	—	74,296

	Nine Months Ended
	June 30, 2022		June 30, 2021
		per diluted		per diluted
Dollars in thousands, except per share data	$	share	$	share
Net loss from continuing operations	$(5,973)	$(0.08)	$(6,472)	$(0.09)
Adjustments:
Amortization of intangible assets	23,488	0.31	27,857	0.38
Restructuring charges	319	0.00	53	0.00
Tariff adjustment	(484)	(0.01)	5,414	0.07
Merger and acquisition costs	10,970	0.15	12,234	0.16
Rebranding and transformation costs	2,205	0.03	—	—
Loss on extinguishment of debt	632	0.01	—	—
Tax adjustments (1)	3,619	0.05	(863)	(0.01)
Tax effect of adjustments	(8,329)	(0.11)	(11,058)	(0.15)
Non-GAAP adjusted net income from continuing operations	$26,447	$0.35	$27,165	$0.37
Stock-based compensation, pre-tax	12,492	0.17	14,913	0.20
Tax rate	15%	—	15%	—
Stock-based compensation, net of tax	10,618	$0.14	12,676	0.17
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$37,065	$0.49	$39,841	$0.54

Shares used in computing non-GAAP diluted net income per share	—	74,879	—	74,195

(1)	Tax adjustments during all periods include adjustments to tax benefits related to stock compensation windfalls. These benefits are recognized in the period of vesting for US GAAP but included in the annual effective tax rate for Non-GAAP reporting. Tax adjustments for the quarter ended June 30, 2022, include a $6.7M increase to expense related to the exclusion of allocations between continuing operations and discontinued operations.

	Quarter Ended			Nine Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Dollars in thousands	2022	2022	2021	2022	2021
GAAP net (loss) income	$(9,570)	$2,119,874	$39,166	$2,153,624	$88,942
Less: Income from discontinued operations	2,555	(2,121,690)	(41,008)	(2,159,597)	(95,414)
GAAP net (loss) income from continuing operations	(7,015)	(1,816)	(1,842)	(5,973)	(6,472)
Adjustments:
Less: Interest income	(6,822)	(3,076)	(409)	(9,933)	(503)
Add: Interest expense	2,101	1,555	477	4,111	1,485
Add / Less: Income tax provision (benefit)	7,293	(3,173)	(760)	(560)	(4,620)
Add: Depreciation	5,253	5,316	4,873	15,777	14,434
Add: Amortization of completed technology	1,810	1,840	2,173	5,424	6,200
Add: Amortization of customer relationships and acquired intangible assets	5,745	6,047	7,396	18,064	21,657
Add: Loss on extinguishment of debt	—	632	—	632	—
Earnings before interest, taxes, depreciation and amortization - Continuing operations	$8,365	$7,325	$11,908	$27,542	$32,181

	Quarter Ended			Nine Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Dollars in thousands	2022	2022	2021	2022	2021
Earnings before interest, taxes, depreciation and amortization - Continuing operations	$8,365	$7,325	$11,908	$27,542	$32,181
Adjustments:
Add: Stock-based compensation	3,485	5,549	4,344	12,492	14,913
Add: Restructuring charges	23	122	—	319	53
Add: Merger and acquisition costs	1,664	5,589	2,526	10,970	12,234
Add: Tariff adjustment	—	(486)	(83)	(484)	5,414
Add: Rebranding and transformation costs	289	1,297	—	2,205	—
Adjusted earnings before interest, taxes, depreciation and amortization - Continuing operations	$13,826	$19,396	$18,695	$53,044	$64,795

	Quarter Ended
Dollars in thousands	June 30, 2022		March 31, 2022		June 30, 2021
GAAP gross profit	$59,600	44.9%	$70,825	48.7%	$62,431	48.4%
Adjustments:
Amortization of completed technology	1,812	1.4	1,840	1.3	2,173	1.7
Tariff adjustment	—	—	(486)	(0.3)	(83)	(0.1)
Non-GAAP adjusted gross profit	$61,412	46.3%	$72,179	49.6%	$64,521	50.0%

	Life Sciences Products						Life Sciences Services
	Quarter Ended						Quarter Ended
Dollars in thousands	June 30, 2022		March 31, 2022		June 30, 2021		June 30, 2022		March 31, 2022		June 30, 2021
GAAP gross profit	$21,026	44.4%	$26,290	49.0%	$22,655	46.6%	$38,564	45.2%	$44,535	48.4%	$39,772	49.4%
Adjustments:
Amortization of completed technology	251	0.5	267	0.5	432	0.9	1,562	1.8	1,572	1.7	1,742	2.2
Tariff adjustment	—	—	—	—	—	—	—	—	(486)	(0.5)	(83)	(0.1)
Non-GAAP adjusted gross profit	$21,277	44.9%	$26,557	49.5%	$23,087	47.5%	$40,126	47.0%	$45,621	49.6%	$41,431	51.5%

	Nine Months Ended
Dollars in thousands	June 30, 2022		June 30, 2021
GAAP gross profit	$197,469	47.2%	$177,666	47.2%
Adjustments:
Amortization of completed technology	5,424	1.3	6,200	1.6
Tariff adjustment	(486)	(0.1)	5,414	1.4
Non-GAAP adjusted gross profit	$202,407	48.4%	$189,280	50.2%

	Life Sciences Products				Life Sciences Services
	Nine Months Ended				Nine Months Ended
Dollars in thousands	June 30, 2022		June 30, 2021		June 30, 2022		June 30, 2021
GAAP gross profit	$70,006	46.4%	$67,232	45.9%	$127,466	47.7%	$110,431	48.0%
Adjustments:
Amortization of completed technology	722	0.5	985	0.7	4,702	1.8	5,215	2.3
Tariff adjustment	—	—	—	—	(484)	(0.2)	5,414	2.4
Non-GAAP adjusted gross profit	$70,728	46.9%	$68,217	46.6%	$131,684	49.3%	$121,060	52.6%

	Life Sciences Products			Life Sciences Services
	Quarter Ended			Quarter Ended
	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,
Dollars in thousands	2022	2022	2021	2022	2022	2021
GAAP operating loss	$1,965	$5,021	$4,629	$688	$3,770	$4,115
Adjustments:
Amortization of completed technology	251	267	431	1,562	1,572	1,742
Tariff adjustment	—	—	—	—	(486)	(83)
Non-GAAP adjusted operating profit	$2,216	$5,288	$5,060	$2,250	$4,856	$5,774

	Total Segments			Corporate			Total
	Quarter Ended			Quarter Ended			Quarter Ended
	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,
Dollars in thousands	2022	2022	2021	2022	2022	2021	2022	2022	2021
GAAP operating profit (loss)	$2,653	$8,791	$8,744	$(7,726)	$(13,499)	$(9,627)	$(5,073)	$(4,708)	$(883)
Adjustments:		—
Amortization of completed technology	1,813	1,840	2,173	—	—	—	1,813	1,840	2,173
Amortization of customer relationships and acquired intangible assets	—	—	—	5,745	6,047	7,396	5,745	6,047	7,396
Restructuring charges	—	—	—	25	122	—	25	122	—
Tariff adjustment	—	(486)	(83)	—	—	—	—	(486)	(83)
Rebranding and transformation costs	—	—	—	289	1,297	—	289	1,297	—
Merger and acquisition costs	—	—	—	1,662	5,589	2,527	1,662	5,589	2,527
Non-GAAP adjusted operating profit (loss)	$4,466	$10,145	$10,834	$(5)	$(444)	$296	$4,461	$9,701	$11,130

	Life Sciences Products		Life Sciences Services
	Nine Months Ended		Nine Months Ended
Dollars in thousands	June 30,	June 30,	June 30,	June 30,
	2022	2021	2022	2021
GAAP operating profit	$11,173	$15,501	$10,772	$7,687
Adjustments:
Amortization of completed technology	722	985	4,702	5,215
Tariff adjustment	—	—	(484)	5,414
Non-GAAP adjusted operating profit	$11,895	$16,486	$14,990	$18,316

	Total Segments		Corporate		Total
	Nine Months Ended		Nine Months Ended		Nine Months Ended
Dollars in thousands	June 30,	June 30,	June 30,	June 30,	June 30,	June 30,
	2022	2021	2022	2021	2022	2021
GAAP operating profit (loss)	$21,945	$23,188	$(32,052)	$(33,036)	$(10,107)	$(9,848)
Adjustments:
Amortization of completed technology	5,424	6,200	—	—	5,424	6,200
Amortization of customer relationships and acquired intangible assets	—	—	18,064	21,657	18,064	21,657
Restructuring charges	—	—	319	53	319	53
Tariff adjustment	(484)	5,414	—	—	(484)	5,414
Rebranding and transformation costs	—	—	2,205	—	2,205	—
Merger and acquisition costs	—	—	10,970	12,234	10,970	12,234
Non-GAAP adjusted operating profit (loss)	$26,885	$34,802	$(494)	$908	$26,391	$35,710